EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Norman S. Johnson, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-KSB of California Oil & Gas Corporation for the year ended November 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of California Oil & Gas Corporation

Dated: March 11, 2008

/s/ Norman S. Johnson
Norman S. Johnson
Chief Financial Officer
(Principal Accounting Officer and Principal
Financial Officer)
California Oil & Gas Corporation

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to California Oil & Gas Corporation and will be retained by California Oil & Gas Corporation and furnished to the Securities and Exchange Commission or its staff upon request.